Exhibit 32.1

18 U.S.C. Section 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of CSP Inc. (the “Company”) for the period ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned Chief Executive Officer, President and Chairman and Chief Financial Officer of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2026	By:	/s/ Victor Dellovo
Victor Dellovo
Chief Executive Officer;
President and Director

August 14, 2026	By:	/s/ Gary W. Levine
Gary W. Levine
Chief Financial Officer